                                  SCHEDULE 14A
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 240.14a-11(c) or Rule 240.14a-12
                             Nathan's Famous, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                             Nathan's Famous, Inc.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

     [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                             NATHAN'S FAMOUS, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               SEPTEMBER 15, 1998
                            ------------------------

To the Stockholders of
NATHAN'S FAMOUS, INC.:

     NOTICE IS HEREBY GIVEN THAT THE ANNUAL MEETING OF STOCKHOLDERS OF NATHAN'S FAMOUS, INC. WILL BE HELD AT THE DESEVERSKY CONFERENCE CENTER, NORTHERN BOULEVARD, OLD WESTBURY, NEW YORK ON TUESDAY, SEPTEMBER 15, 1998 AT 10:00 A.M., OR AT ANY ADJOURNMENT THEREOF, FOR THE FOLLOWING PURPOSES:

     1.  To elect six directors to the Board of Directors; and

     2. To consider and act upon such other business as may properly come before this meeting or any adjournment thereof.

     The above matters are set forth in the Proxy Statement attached to this Notice to which your attention is directed.

     Only stockholders of record on the books of the Company at the close of business on July 17, 1998 will be entitled to vote at the Annual Meeting of Stockholders or at any adjournment thereof. You are requested to sign, date and return the enclosed Proxy at your earliest convenience in order that your shares may be voted for you as specified.

                                          By Order of the Board of Directors

                                          RONALD G. DEVOS
                                          Secretary
Dated: July 24, 1998
       Westbury, New York

                             NATHAN'S FAMOUS, INC.
                             1400 OLD COUNTRY ROAD
                            WESTBURY, NEW YORK 11590

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                          TUESDAY, SEPTEMBER 15, 1998

                            ------------------------

     The Annual Meeting of Stockholders of NATHAN'S FAMOUS, INC. (the "Company") will be held on Tuesday, September 15, 1998 at the deSeversky Conference Center, Northern Boulevard, Old Westbury, New York at 10:00 a.m. for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The enclosed proxy is solicited by and on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on September 15, 1998 and at any adjournments of such meeting. The approximate date on which this proxy statement and the enclosed proxy are being first mailed to stockholders is July 24, 1998.

     If a proxy in the accompanying form is duly executed and returned, the shares represented by such proxy will be voted as specified. Any person executing the proxy may revoke it prior to its exercise either by letter directed to the Company or in person at the Annual Meeting.

VOTING RIGHTS

     On July 17, 1998 (the "Record Date"), the Company had outstanding 4,722,216 shares of one class of voting securities, namely shares of Common Stock, $.01 par value (the "Common Stock"). Stockholders are entitled to one vote for each share registered in their names at the close of business on the Record Date. The affirmative vote of a majority of the votes cast at the meeting is required for approval of each matter to be submitted to a vote of the shareholders. For purposes of determining whether proposals have received a majority vote, abstentions will not be included in the vote totals and, in instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (so called "broker non-votes"), those votes will not be included in the vote totals. Therefore, abstentions and broker non-votes will have no effect on the vote, but will be counted in the determination of a quorum.

                               SECURITY OWNERSHIP

     The following table sets forth as of the Record Date certain information with regard to ownership of the Company's Common Stock by (i) each beneficial owner of 5% or more of the Company's Common Stock; (ii) each director and executive officer named in the "Summary Compensation Table" below; and (iii) all executive officers and directors of the Company as a group:

                                                                 COMMON STOCK       PERCENT
NAME AND ADDRESS(1)                                           BENEFICIALLY OWNED    OF CLASS
-------------------                                           ------------------    --------
Jordan American Holdings, Inc.(2)...........................       534,700            11.3%
FMR Corp.(3)................................................       350,500             7.4%
William Landberg(4).........................................       380,159             8.1%
Quest Equities Corp(5)......................................       360,000             7.6%
Nathan's Equity Group(6)....................................       326,864             6.9%
Howard M. Lorber(7).........................................       430,334             8.5%

                                                                 COMMON STOCK       PERCENT
NAME AND ADDRESS(1)                                           BENEFICIALLY OWNED    OF CLASS
-------------------                                           ------------------    --------
Wayne Norbitz(8)............................................       147,000             3.0%
Jeffrey A. Lichtenberg(9)...................................       135,991             2.8%
Robert J. Eide(10)..........................................        66,153             1.4%
A. F. Petrocelli(10)........................................        98,500             2.1%
Barry Leistner(10)..........................................        50,000             1.0%
Carl Paley(11)..............................................        12,000               *
Donald P. Schedler(11)......................................        14,000               *
Richard E. Boudreaux(12)....................................        19,000               *
Directors and officers as a group (9 persons)(13)...........       982,978            18.1%

---------------
   * Less than 1%

 (1) The addresses of the individuals and entities in this table are: Jordan American Holdings, Inc., 1875 Ski Time Square Drive, Suite One, Steamboat Springs, Colorado 80487; FMR Corp., 82 Devonshire Street, Boston, Massachusetts 02109; Robert J. Eide and Howard M. Lorber, 70 East Sunrise Highway, Valley Stream, New York 11581; Jeffrey A. Lichtenberg, 200 Park Avenue, New York, New York 10017; Nathan's Equity Group, L.P. ("NEG") and William Landberg, 135 Fort Lee Road, Suite 204, Leonia, New Jersey 07605; Quest Equities Corp., 8 Old Canal Crossing, Farmington, Connecticut 06032; Barry Leistner, 223 West 19th Street, New York, New York 10011; A. F. Petrocelli, 9 Park Place, Suite 401, Great Neck, New York 11021; and Wayne Norbitz, Richard Boudreaux, Carl Paley and Donald Schedler, 1400 Old Country Road, Suite 400, Westbury, New York 11590.

 (2) According to Schedule 13G, as amended, filed with the Securities and Exchange Commission.

 (3) According to Schedule 13G, as filed with the Securities and Exchange Commission, as amended by Form 13F.

 (4) Consists of 326,864 shares owned by NEG (including 136,864 shares held by a voting trust of which Mr. Landberg is a trustee) and 53,295 shares owned by NME Group, L.P. ("NME") as to which Mr. Landberg may be deemed the beneficial owner by virtue of his position as a controlling person of each of the respective general partners thereof.

 (5) According to Schedule 13D filed with the Securities and Exchange
     Commission.

 (6) Consists of 326,864 shares owned by NEG (including 136,864 shares held by a voting trust, as to which NEG may be deemed the beneficial owner). The general partner of NEG is NFI Management Corp., an entity which may be controlled by William Landberg, a former officer and director of the Company.

 (7) Includes options exercisable within 60 days to purchase an aggregate of 138,334 shares granted under the Company's 1992 Stock Option Plan and warrants exercisable within 60 days to purchase 187,500 shares of Common Stock.

 (8) Includes 13,334 shares subject to certain restrictions and risks of forfeiture and options exercisable within 60 days to purchase 107,000 shares of Common Stock granted under the Company's 1992 Stock Option Plan.

 (9) Includes 25,000 shares owned by Fountainhead Enterprises, Inc., and an aggregate of 3,500 shares owned by Mr. Lichtenberg's wife and children, as to which Mr. Lichtenberg may be deemed the beneficial owner, options exercisable within 60 days to purchase 23,333 shares of Common Stock granted under the Company's 1992 Stock Option Plan, options exercisable within 60 days to purchase 50,000 shares of Common Stock granted under the Company's Outside Director Stock Option Plan.

(10) Includes options exercisable within 60 days to purchase 50,000 shares of Common Stock granted under the Company's Outside Director Stock Option Plan.

(11) Includes options exercisable within 60 days to purchase 12,000 shares of Common Stock granted under the Company's 1992 Stock Option Plan.

(12) Includes options exercisable within 60 days to purchase 17,000 shares of Common Stock granted under the Company's 1992 Stock Option Plan.

(13) Includes 261,808 shares beneficially owned by Messrs. Eide, Lorber, Lichtenberg, Petrocelli, Leistner, Norbitz, Boudreaux, Paley and Schedler (see notes 7 through 12 above), 319,667 shares subject to stock options exercisable within 60 days granted under the Company's 1992 Stock Option Plan, 200,000 shares subject to stock options exercisable within 60 days granted under the Company's Outside Director Stock Option Plan, and warrants exercisable within 60 days by Mr. Lorber for 187,500 shares.

                             ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation presently provides for a Board of Directors consisting of not less than three nor more than twenty-seven directors. The Company's Board of Directors now consists of six directors, as set forth below.

                                                                                               DIRECTOR
NAME                                   AGE                PRINCIPAL OCCUPATION                  SINCE
----                                   ---    ---------------------------------------------    --------
Wayne Norbitz........................  50     President, Chief Operating Officer and             1989
                                              Director
Robert J. Eide(1)(2).................  45     Treasurer and Secretary -- Aegis Capital           1987
                                              Corp.
Barry Leistner(1)(2).................  47     President and Chief Executive                      1989
                                              Officer -- Koenig Iron Works, Inc.
Jeffrey A. Lichtenberg(1)(2).........  45     Executive Managing Director -- Edward S.           1987
                                              Gordon Company, Inc.
Howard M. Lorber.....................  49     President and Chief Operating Officer -- New       1987
                                              Valley Corp.
A. F. Petrocelli(1)(2)...............  54     President and Chairman of the Board -- United      1993
                                              Capital Corp.

---------------
(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

     Each of the directors will serve until the next Annual Meeting of Stockholders or until their successors have been chosen and qualify. Shares represented by executed proxies in the form enclosed will be voted, if authority to do so is not withheld, for the election as directors of the aforesaid nominees unless any such nominee shall be unavailable, in which case such shares will be voted for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve.

     Directors who are not employees of the Company receive an annual fee of $7,500 and a fee of $750 for each Board of Directors or committee meeting attended. In addition, members of committees of the Board of Directors also receive an annual fee of $1,000 for each committee on which they serve. There were 4 meetings of the Board of Directors during the fiscal year ended March 29, 1998. Each director attended or participated in at least 75% of the meetings of the Board of Directors and the committees thereof on which he served except that Mr. Leistner attended or participated in 50% of the meetings of the Board of Directors, and Mr. Lichtenberg attended or participated in 50% of the meetings of the Board of Directors and none of the meetings of the committees on which he served.

     For the fiscal year ended March 29, 1998, there was one meeting of each of the Audit Committee and the Compensation Committee. The Company's Audit Committee is involved in discussions with the Company's independent auditors with respect to the scope and results of the Company's year-end audit, the Company's internal accounting controls and the professional services furnished by the independent auditors to the Company. The Compensation Committee recommends to the Board of Directors executive compensation and the granting of stock options to key employees. See "Compensation Committee Report on Executive Compensation." During fiscal 1998, the Company had no standing nominating committee or any committee performing similar functions.

PRINCIPAL OCCUPATIONS OF DIRECTORS

     The following is a brief account of the business experience for the past five years of the Company's directors:

     HOWARD M. LORBER has been Chairman of the Company since 1990, Chief Executive Officer since 1993 and a Director since 1987. He is also the Chairman and Chief Executive Officer of Hallman & Lorber Associates, Inc., an employee benefit and pension consulting firm. Mr. Lorber was elected President and Chief Operating Officer of New Valley Corp. (formerly Western Union Corp.) in November 1994 and has served as a director since 1991. He also serves as a Director of United Capital Corp., a manufacturing and real estate Company and Prime Hospitality Corporation, an owner and operator of hotel properties. He is also a trustee of Long Island University.

     WAYNE NORBITZ has been employed by the Company since 1975 and was elected President of the Company in October 1989. He previously held the positions of Director of Operations, Vice President of Operations, Senior Vice President of Operations and Executive Vice President. Prior to joining Nathan's, Mr. Norbitz held the position of Director of Operations of Wetson's Corporation. Mr. Norbitz also serves as a member of the Advisory Board of the Penton Foodservice Branding Institute and is a member of the Board of Directors of Long Island Philharmonic Orchestra.

     ROBERT J. EIDE has been Secretary, Treasurer and a principal shareholder in Aegis Capital Corp., a broker dealer and a member firm of the NASD, since 1984. He has been a Director of Brooke Group Ltd. since November 1993. Since before 1986, Mr. Eide has also been an officer or shareholder of Aegis Planning, Inc. ("Aegis Planning"), a real estate firm specializing in cooperative conversions and a corporate general partner of various limited partnerships organized to acquire and operate real estate properties.

     BARRY LEISTNER has been President and Chief Executive Officer of Koenig Iron Works, Inc. since 1979. Mr. Leistner is also a partner in Weinstock Brothers Hardware and is engaged in real estate development in Maine and New York.

     JEFFREY A. LICHTENBERG has been the President and founder of Fountainhead Enterprises, Inc. real estate brokers, for more than five years. Mr. Lichtenberg has been associated with Edward S. Gordon, real estate brokers, since April 1995, and was associated with Peter R. Friedman, real estate brokers, for more than five years prior thereto.

     A.F. PETROCELLI has been the Chairman of the Board and President of United Capital Corp. for more than the last five years. He has been a director of the Company since November 1993 and has been a director of Prime Hospitality Corp. since 1992.

                                   MANAGEMENT

OFFICERS OF THE COMPANY

     The executive officers of the Company are as follows:

NAME                           AGE                     POSITION WITH THE COMPANY
----                           ---   -------------------------------------------------------------
Howard M. Lorber.............  49    Chairman of the Board and Chief Executive Officer
Wayne Norbitz................  50    President and Chief Operating Officer
Carl Paley...................  61    Senior Vice President -- Franchise and Real Estate
                                     Development
Ronald G. DeVos..............  43    Vice President -- Finance, Chief Financial Officer and
                                     Secretary
Donald P. Schedler...........  45    Vice President -- Architecture and Construction

EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid by the Company to its Chief Executive Officer and each of the four other highest paid executive officers for the three fiscal years ended March 29, 1998, March 30, 1997 and March 31, 1996:

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG TERM COMPENSATION
                                              ANNUAL COMPENSATION            ----------------------------------------------
                                      ------------------------------------   RESTRICTED     SECURITIES
                             FISCAL                         OTHER ANNUAL       STOCK        UNDERLYING         ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR     SALARY     BONUS    COMPENSATION(1)   AWARDS($)    OPTIONS/SARS(#)   COMPENSATION(2)
---------------------------  ------   --------   -------   ---------------   ----------   ---------------   ---------------
Howard M. Lorber..........    1998    $      1   $95,684       $12,000(3)        $--          150,000(4)        $   252
Chairman of the Board and     1997           1   $74,211        12,000(3)        --            25,000               252
Chief Executive Officer       1996           1        --        12,000(3)        --           100,000               252

Wayne Norbitz.............    1998    $250,000   $35,275       $    --           $--               --           $10,447
President and Chief           1997     250,000   $30,217            --           --            15,000             9,995
Operating Officer             1996     250,000        --            --           --            15,000            14,796

Richard E. Boudreaux(5)...    1998    $171,923   $ 4,009       $ 9,600(3)        $--               --           $ 1,146
Executive Vice President      1997     170,000    20,348            --           --             5,000               252
                              1996      55,777        --            --           --            25,000                84

Carl Paley................    1998    $120,000   $10,032       $    --           $--               --           $ 1,263
Senior Vice President --      1997     120,000    14,804            --           --             5,000             1,152
Franchise and Real Estate     1996     120,000        --            --           --                --             1,152
Development

Donald P. Schedler........    1998    $120,000   $ 8,532            --           --                --           $ 1,252
Vice President --             1997     120,000    13,304            --           --             5,000             1,152
Architecture and              1996     120,000        --            --           --                --             1,152
Development

---------------
(1) Except where otherwise indicated, no other annual compensation is shown because the amounts of perquisites and other non-cash benefits provided by the Company do not exceed the lesser of $50,000 or 10% of the total annual base salary and bonus disclosed in this table for the respective officer.

(2) The amounts disclosed in this column include the Company's contributions on behalf of the named executive officer to the Company's 401(k) retirement plan and premiums for life and/or disability insurance, respectively, for fiscal 1998 for Mr. Lorber in the sums of $0 and $252, for Mr. Norbitz in the sums of $931 and $9,516, for Mr. Boudreaux in the sum of $894 and $252, for Mr. Paley in the sum of $1,011 and $252 and for Mr. Schedler in the sums of $1,000 and $252.

(3) Represents automobile allowance.

(4) Common stock purchase warrant exercisable for an aggregate of 150,000 shares of Common Stock at an exercise price equal to $3.25 per share issued in connection with extension of employment agreement.

(5) Mr. Boudreaux resigned effective July 31, 1998.

EMPLOYMENT CONTRACTS

     In November 1993, the Company entered into an employment agreement with Howard M. Lorber, for a term expiring on October 31, 1997, providing for an annual base salary of $1, incentive compensation in an amount equal to five percent (5%) of the consolidated pre- tax earnings of the Company and various benefits. The agreement, as amended, also provides, among other things, that the employee shall have the right, exercisable for a six-month period, to terminate this agreement and receive an amount equal to three times the employee's compensation during the most recent fiscal year, less $100, in the event of a change in control ("Change in Control") of the Company, which is defined therein to mean (a) a change in control as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (b) a person (as such term is defined in Sections 13(d) and 14(d) of the Exchange Act) other than a current director or officer of the Company becoming the beneficial owner, directly or indirectly, of 20% of the voting power of the Company's outstanding securities or (c) the members of the Board of Directors at the beginning of any two-year period ceasing to constitute at least a majority of the Board of Directors unless the election of any new director during such period has been approved in advance by two-thirds of the directors in office at the beginning of such two-year period. For the purposes of this agreement, in no event shall the average compensation be deemed to be less than $200,000. The employment agreement was extended through November 2001 on the original terms and in connection with such extension, Mr. Lorber was granted warrants to purchase 150,000 shares of Common Stock at $3.25 per share vesting over the term of such four year extension.

     In December 1992, the Company entered into an employment agreement with Wayne Norbitz, for a term expiring on December 31, 1996, providing for an annual base salary of $250,000 and various benefits, including participation in the Company's executive bonus program. The agreement, as amended, also provides, among other things, that, if the employee is terminated without cause (as defined), the Company will pay to the terminated employee his annual salary and benefits for a six month period following the delivery of the notice of termination plus a severance benefit of one year's annual compensation. This agreement, as amended, provides that the employee shall have the right, exercisable for a six-month period, to terminate this agreement and receive an amount equal to three times the employee's compensation during the most recent fiscal year, less $100, in the event of a Change in Control of the Company. The employment agreement was extended through December 31, 1998, on the original terms and automatically renews for successive one year periods unless 180 days prior written notice is delivered to Mr. Norbitz. No such notice has been delivered to date.

     No stock options or stock appreciation rights (SARs) were granted to the officers named in the Summary Compensation Table during the fiscal year ended March 29, 1998.

STOCK OPTIONS

  1992 Stock Option Plan

     In December 1992, in order to attract and retain persons necessary for the success of the Company, the Company adopted the 1992 Stock Option Plan, as amended (the "Plan"), covering up to 525,000 shares of the Company's Common Stock, pursuant to which officers, directors and key employees of the Company are eligible to receive incentive and/or non-incentive stock options. The Plan, which expires on December 2, 2002, will be administered by the Board of Directors or a committee designated by the Board of Directors, currently the Compensation Committee. The selection of participants, allotments of shares, determination of price and other conditions relating to options will be determined by the Board of Directors, or a committee thereof, in its sole discretion. Incentive stock options granted under the Plan are exercisable for a period of up to ten years from the date of grant at an exercise price which is not less than the fair market value of the Common Stock on the date of the grant, except that the term of an incentive stock option granted under the Plan to a stockholder owning more than 10% of the outstanding Common Stock may not exceed five years and its exercise price may not be less than 110% of the fair market value of the Common Stock on the date of grant. At March 29, 1998, options for the following shares, exercisable during a ten-year period, had been granted and were outstanding under the Plan:

96,167..   shares exercisable at $7.00 per share as follows: 23,334
           shares to Howard M. Lorber; 23,333 shares to Jeffrey A.
           Lichtenberg; 25,000 shares to Wayne Norbitz; 6,000 shares to
           Carl Paley; 6,000 shares to Donald Schedler and 12,500
           shares in the aggregate to eight other employees.
25,000..   shares exercisable at $6.00 per share to Wayne Norbitz.
34,000..   shares exercisable at $8.00 per share as follows: 26,000
           shares to Wayne Norbitz; 4,000 shares to Carl Paley; and
           4,000 shares to Donald Schedler.
25,000..   shares exercisable at $3.375 per share to Richard E.
           Boudreaux.
25,000..   shares exercisable at $6.60 per share to Howard M. Lorber.

25,000..   shares exercisable at $9.25 per share to Wayne Norbitz.
100,000..  shares exercisable at $4.325 per share to Howard M. Lorber.
10,000..   shares exercisable at $4.81 per share to Ronald G. DeVos.
60,000..   shares exercisable at $4.00 per share as follows: 25,000
           shares to Howard M. Lorber, 15,000 shares to Wayne Norbitz, and 5,000 shares to each of Richard E. Boudreaux, Carl
           Paley, Donald P. Schedler and Ronald DeVos.

     Each of the above options is exercisable for 20% of the shares covered thereby as of the date of grant and for an additional 20% of the shares covered thereby each year thereafter.

     During fiscal 1998, 1,000 options were cancelled under the 1992 Stock Option Plan. As of July 18, 1998, 2,000 options granted under the Plan have been exercised, 107,833 options have been canceled and no options have lapsed.

  Outside Director Plan

     The Company adopted the Outside Director Stock Option Plan (the "Director Plan") as of June 1, 1994. The primary purposes of the Director Plan are to attract and retain well-qualified persons for service as directors of the Company and to provide such Outside Directors with the opportunity to increase their proprietary interest in the Company, and thereby to increase their personal interest in the Company's success and further align their interests with the interests of the stockholders of the Company through the grant of options to purchase shares of the Company's Common Stock. All directors of the Company who are not employees of the Company, of which there are presently four, are eligible to participate in the Director Plan. None of the non-employee directors eligible to participate in the Director Plan participate in any of the other compensation plans of the Company, except that Jeffrey A. Lichtenberg currently owns options for 23,333 shares of Common Stock granted under the Plan. Up to 200,000 shares of Common Stock may be issued under the Director Plan.

     Under the Director Plan, each non-employee Director of the Company ("Outside Director") received on September 8, 1994 options to purchase 25,000 shares of Common Stock at a price of $6.25 per share (the average of the mean between the last reported "bid" and "asked" prices of shares of Common Stock on the five trading days preceding June 1, 1994), received on June 1, 1995 options to purchase 12,500 shares of Common Stock at a price of $4.50 per share (the average of the mean between the last reported "bid" and "asked" prices of shares of Common Stock on the five trading days preceding June 1, 1995), and received on June 1, 1996 options to purchase 12,500 shares of Common Stock at a price of $3.40 per share (the average of the mean between the last reported "bid" and "asked" prices of the Common Stock on the five trading days immediately preceding June 1, 1996). Options awarded to each Outside Director vest over a period of two years, subject to forfeiture under certain conditions and are exercisable by the Outside Director upon vesting.

     The Board of Directors has the responsibility and authority to administer and interpret the provisions of the Director Plan. The Board shall appropriately adjust the number of shares for which awards may be granted pursuant to the Director Plan in the event of reorganization, recapitalization, stock split, reverse stock split, stock dividend, exchange or combination of shares, merger, consolidation, rights offering, or any change in capitalization. The Board of Directors of the Company may at any time amend, rescind or terminate the Director Plan, as it shall deem advisable; provided, however, (i) that no change may be made in awards theretofore granted under the Director Plan which would impair participant's rights without their consent, and (ii) that no amendment to the Director Plan shall be made without approval of the Company's stockholders if the effect of such amendment would be to (a) increase the number of shares reserved for issuance under the Director Plan; (b) change the requirements for eligibility under the Director Plan; or (c) materially modify the method of determining the number of options awarded under the Director Plan.

  1998 Stock Option Plan

     In April 1998, the Board of Directors adopted the Nathan's Famous, Inc. 1998 Stock Option Plan (the "1998 Option Plan"), under which any director, officer, employee or consultant of the Company, a subsidiary or an affiliate may be granted options to purchase an aggregate 500,000 shares of the Company's Common Stock. The 1998 Option Plan is to be administered by the Board of Directors of the Company; provided, however, that the Board may, in the exercise of its discretion, designate from among its members a Compensation Committee or a Stock Option Committee (the "Committee") consisting of no fewer than two Non-Employee Directors, as defined in the Securities Exchange Act of 1934. The Board intends that its Compensation Committee will administer the 1998 Option Plan. Subject to the terms of the 1998 Option Plan, the Board of Directors or the Committee may determine and designate those directors, officers, employees and consultants who are to be granted stock options under the 1998 Option Plan and the number of shares to be subject to such options and the term of the options to be granted, which term may not exceed ten years. The Board of Directors or the Committee shall also, subject to the express provisions of the 1998 Option Plan, have authority to interpret the 1998 Option Plan and to prescribe, amend and rescind the rules and regulations relating to the 1998 Option Plan. Only non-qualified stock options may be granted under the terms of the 1998 Option Plan. The exercise price for the options granted under the 1998 Option Plan will be not less than such fair market value. The option price, as well as the number of shares subject to such option, shall be appropriately adjusted by the Committee in the event of stock splits, stock dividends, recapitalizations, and certain other events involving a change in the Company's capital.

     Under the 1998 Option Plan, each Outside Director received on April 6, 1998 options to purchase 7,500 shares of Common Stock at a price of $3.9375 per share (the closing price of the Common Stock on April 3, 1998).

RESTRICTED STOCK GRANTS

     In December 1992, the Company issued 40,000 shares of Common Stock to Wayne Norbitz. Pursuant to the terms of the agreement, the shares are subject to certain restrictions which expire on December 21, 1998. The restrictions lapse with respect to one-third of the shares on every other December 21 beginning on December 21, 1994 and with respect to all shares in the event of termination of employment for any reason other than "cause," voluntary termination for "good reason" and death or disability, as defined. If at any time prior to December 21, 1998, Mr. Norbitz's employment is terminated "for cause" or any other reason not provided for under the agreement, any such shares still subject to restrictions, as previously described, shall be transferred to the Company, without monetary consideration.

401(K) SAVINGS PLAN

     The Company sponsors a retirement plan intended to be qualified under
Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). All non-union employees over age 21 who have been employed by the Company for at least one year are eligible to participate in the plan. Employees may contribute to the plan on a tax deferred basis up to 15% of their total annual salary, but in no event more than the maximum permitted by the Code ($9,750 in calendar
1997). Company contributions are discretionary. For the plan year ended December 31, 1997, the Company has elected to make matching contributions at the rate of $.25 per dollar contributed by each employee vesting at the cumulative rate of 20% per year of service starting one year after commencement of service and, accordingly, after five years of an employee's service with the Company, matching contributions by the Company are fully vested. As of March 29, 1998, approximately 52 employees had elected to participate in the plan. For the fiscal year ended March 29, 1998, the Company contributed approximately $12,300 to the 401(k) plan, of which $931 was a matching contribution for Mr. Norbitz, $894 was a matching contribution for Mr. Boudreaux and $1,011 was a matching contribution for Mr. Paley and $1,000 was a matching contribution for Mr. Schedler.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     The Compensation Committee of the Company's Board of Directors consisted during fiscal 1998 of Messrs. Eide, Leistner, Lichtenberg and Petrocelli, none of whom are employees of the Company or any of its subsidiaries. During fiscal 1998, Howard M. Lorber, the Chairman of the Board and Chief Executive Officer of the Company, served as a director of United Capital Corp., of which A. F. Petrocelli, a director of the Company and a member of the Compensation Committee of the Board of Directors of the Company, is Chairman of the Board and President.

          In accordance with rules promulgated by the Securities and Exchange Commission, the information included under the caption "Compensation Committee Report on Executive Compensation" and "Stock Performance Chart" will not be deemed to be filed or to be proxy soliciting material or incorporated by reference in any prior or future filings by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The compensation of the Company's executive officers is generally determined by the Compensation Committee of the Board of Directors. Each member of the Compensation Committee is a director who is not an employee of the Company or any of its affiliates.

GENERAL POLICIES

     The Company's compensation programs are intended to enable the Company to attract, motivate, reward and retain the management talent required to achieve aggressive corporate objectives in a rapidly changing industry, and thereby increase stockholder value. It is the Company's policy to provide incentives to its senior management to achieve both short-term and long-term objectives and to reward exceptional performance and contributions to the development of the Company's business. To attain these objectives, the Company's executive compensation program includes a competitive base salary, coupled with an executive bonus program which is "at risk" based on the performance of the Company's business, primarily as reflected in the achievement of certain earnings goals.

     Many of the Company's employees, including its executive officers, also are eligible to be granted stock options periodically in order to more directly align their interests with the long-term financial interests of the Company's stockholders.

RELATIONSHIP OF COMPENSATION TO PERFORMANCE

     The Compensation Committee annually establishes, subject to the approval of the Board of Directors and any applicable employment agreements, the salaries which will be paid to the Company's executive officers during the coming year. In setting salaries, the Compensation Committee takes into account several factors, including competitive compensation data, the extent to which an individual may participate in the incentive compensation and stock option plans maintained by the Company and its affiliates, and qualitative factors bearing on an individual's experience, responsibilities, management and leadership abilities, and job performance.

     The Compensation Committee also determines the terms of the Company's executive bonus program. In doing so, the Compensation Committee reviews management's plan for the Company's growth and profitability, determines the criteria to be used for the determination of bonus awards under the executive bonus program and fixes the levels of target and maximum awards for participants and the level of attainment of financial performance objectives necessary for awards to be made under the executive bonus program.

     Stock options are granted to key employees, including the Company's executive officers, by the Compensation Committee under the 1992 Stock Option Plan and the 1998 Option Plan. Among the Company's executive officers, the number of shares subject to options granted to each individual generally depends upon his or her base salary and the level of that officer's management responsibility. During fiscal 1998, 120,000 options were granted to 12 employees under the 1992 Stock Option Plan.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     In fiscal 1994, the Company entered into an employment agreement with Howard M. Lorber, the Company's Chairman of the Board and Chief Executive Officer, the term of which employment agreement was extended through November 2001. Pursuant to the employment agreement, as amended, Mr. Lorber receives a base salary of $1 and an incentive bonus equal to five percent (5%) of the Company's consolidated pre-tax earnings, which bonus was $95,684 for fiscal 1998. In this way, Mr. Lorber's cash compensation is tied directly to the Company's profitability. In light of this employment agreement, the Compensation Committee was not required to make any decision regarding the cash compensation of Mr. Lorber. In fiscal 1998, in connection with the extension of Mr. Lorbr's employment agreement the Company granted to Mr. Lorber warrants to purchase 150,000 shares of Common Stock at an exercise price of $3.25 per share, which represented 100% of the market price of the Common Stock on the date of grant. In this way, Mr. Lorber's interests are directly aligned with the interests of the Company's stockholders. The Compensation Committee believes that these warrants provide an incentive for Mr. Lorber to maximize long-term shareholder value.

                                          Robert Eide
                                          Barry Leistner
                                          Jeffrey Lichtenberg
                                          A. F. Petrocelli

                            STOCK PERFORMANCE CHART

     The following graph illustrates a comparison of cumulative shareholder return among the Company, Standard and Poors' 500 companies and Standard and Poors' restaurant companies for the period since the Company's public offering (February 1993) to its fiscal year end on March 29, 1998:

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

                AMONG NATHAN'S FAMOUS, INC., THE S & P 500 INDEX
                        AND THE S & P RESTAURANTS INDEX

        Measurement Period              'NATHAN'S                                  S&P
      (Fiscal Year Covered)           FAMOUS, INC.'          S&P 500           RESTAURANTS
3/28/93                                    100                 100                 100
3/27/94                                     67                 101                 108
3/26/95                                     43                 117                 125
3/31/96                                     37                 155                 172
3/30/97                                     37                 186                 167
3/29/98                                     35                 275                 209

     * $100 Invested on February 26, 1993 in stock or on January 31, 1993 in Index, including reinvestment of dividends. Fiscal year ending March 29, 1998.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Company's executive officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities ("Reporting Persons") to file reports of ownership and changes in ownership on Forms 3, 4, and 5 with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers (the "NASD"). These Reporting Persons are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file with the SEC and NASD. Based solely on the Company's review of the copies of the forms it has received, the Company believes that all Reporting Persons complied on a timely basis with all filing requirements applicable to them with respect to transactions during fiscal year 1998, except that Jeffery Lichtenberg filed a Form 5 reporting late certain purchases of Common Stock.

                              INDEPENDENT AUDITORS

     Arthur Andersen LLP acted as the Company's independent auditors for the fiscal year ended March 29, 1998. A representative of Arthur Andersen LLP plans to be present at the Annual Meeting with the opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions.

                              FINANCIAL STATEMENTS

     A copy of the Company's Annual Report of Stockholders for the fiscal year ended March 29, 1998 has been provided to all stockholders as of the Record Date. Stockholders are referred to the report for financial and other information about the Company, but such report is not incorporated in this proxy statement and is not a part of the proxy soliciting material.

                           MISCELLANEOUS INFORMATION

     As of the date of this Proxy Statement, the Board of Directors does not know of any business other than that specified above to come before the meeting, but, if any other business does lawfully come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote in regard thereto, in accordance with their judgment.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY STOCKHOLDER AS OF THE RECORD DATE, COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, UPON WRITTEN REQUEST DELIVERED TO RONALD G. DEVOS, SECRETARY, AT THE COMPANY'S OFFICES AT 1400 OLD COUNTRY ROAD, SUITE 400, WESTBURY, NEW YORK 11590.

     The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by use of the mails, certain officers and regular employees of the Company may solicit proxies by telephone, telegraph or personal interview. The Company may also request brokerage houses and other custodians, nominees and fiduciaries, to forward soliciting material to the beneficial owners of the stock held of record by such persons, and may make reimbursement for payments made for their expense in forwarding soliciting material to the beneficial owners of the stock held of record by such persons.

     Stockholder proposals with respect to the Company's next Annual Meeting of Stockholders must be received by the Company no later than March 26, 1999 to be considered for inclusion in the Company's next Proxy Statement.

                                          By Order of the Board of Directors,

                                          RONALD G. DEVOS
                                          Secretary

Dated: July 24, 1998
       Westbury, New York

                              NATHAN'S FAMOUS, INC.
                               BOARD OF DIRECTORS

         The undersigned hereby appoints Wayne Norbitz and Howard M. Lorber, or either of them, attorneys and Proxies with full power of substitution in each of them, in the name and stead of the undersigned to vote as Proxy all the stock of the undersigned in NATHAN'S FAMOUS, INC., a Delaware corporation, at the Annual Meeting of Stockholders scheduled to be held September 15, 1998 and any adjournments thereof.

                  (Continued and to be signed on reverse side)



                                                                     SEE REVERSE
                                                                         SIDE

/X/  PLEASE MARK YOUR
     VOTES AS IN THIS
     EXAMPLE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:

1. Election of the following nominees, as set forth in the proxy statement:

         FOR all nominees listed                   WITHHOLD AUTHORITY
         (except as marked to the                    to vote for all
             contrary below)                         nominees listed

                 / /                                       / /

NOMINEES:   Barry Leistner
            Wayne Norbitz
            Robert J. Eide
            Jeffrey A. Lichtenberg
            A.F. Petrocelli
            Howard M. Lorber

(INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee's name on the line provided below)

_____________________________________________________________________________

2.       Upon such other business as may properly come before the meeting.



   THE SHARES REPRESENTED HEREBY SHALL BE VOTED BY PROXIES, AND EACH OF THEM, AS SPECIFIED AND, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. SHAREHOLDERS MAY WITHHOLD THE VOTE FOR ONE OR MORE NOMINEE(S) BY WRITING THE NOMINEE(S) NAME(S) IN THE BLANK SPACE PROVIDED ON THE REVERSE HEREOF. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE PROPOSALS SET FORTH ON THE REVERSE HEREOF.

PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.


SIGNATURE(S) _________________________________________ DATED: ___________, 1998

(NOTE: PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC. SHOULD SO INDICATE WHEN SIGNING, GIVING FULL TITLE AS SUCH. IF SIGNER IS A CORPORATION, EXECUTE IN FULL CORPORATE NAME BY AUTHORIZED OFFICER. IF SHARES ARE HELD IN THE NAME OF TWO OR MORE PERSONS, ALL SHOULD SIGN.)